Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 dated March 14, 2006 of Songzai International Holding Group, Inc., of our report dated  March 7, 2008 relating to the financial statements, which appear in this Form 10-K.

Goldman Parks Kurland Mohidin LLP
Encino, California
April 10, 2008